                                                                   EXHIBIT 23.1

                  REPORT ON FINANCIAL STATEMENT SCHEDULE AND
                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Openwave Systems Inc.:

The audits referred to in our report dated July 23, 2001, except as to Note 11, which is as of September 25, 2001, included the related financial statement schedule as of June 30, 2001, and for each of the years in the three-year period ended June 30, 2001. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, based on our audit and the reports of other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-81215, 333-35394, 333-36832, 333-40850, 333-67200, 333-67186, 333-
44926, 333-40840, 333-54726, 333-46142) on Form S-8 of Openwave Systems Inc.
(formerly Phone.com, Inc.) of our reports dated July 23, 2001, except as to
Note 11, which is as of September 25, 2001, relating to the consolidated balance sheets of Openwave Systems Inc. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2001, and the related financial statement schedule, which reports appear herein.

                                          /s/ KPMG LLP

Mountain View, California
September 26, 2001